Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian M. Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES PROVIDES BUSINESS UPDATE REGARDING COVID-19
Suspends production at select manufacturing facilities in the U.S. and Europe

Elkhart, Indiana – March 25, 2020 - LCI Industries (NYSE: LCII), which, through its wholly-owned subsidiary, Lippert Components, Inc. ("LCI"), supplies, domestically and internationally, a broad array of highly engineered components for the leading original equipment manufacturers ("OEMs") in the recreation and transportation product markets, and the related aftermarkets of those industries, today provided a business update regarding COVID-19.

In an effort to protect the health and safety of its team members, align production with current demand levels, and adhere to federal and state mandates, LCI Industries will temporarily suspend production at select manufacturing facilities across the U.S. and Europe, effective various days through the end of the week. The temporary suspension of production is on a plant by plant basis, consistent with government mandates or due to customer closures. Production at facilities, which are considered essential, will continue, utilizing reduced staff in conjunction with heightened cleaning and sanitization processes.

“As the impact of the evolving COVID-19 pandemic continues, we are suspending production at certain manufacturing facilities, with 15 of our sites anticipated to remain open after the end of the week. We have also implemented a number of actions to ensure we are adhering to guidelines set forth by the World Health Organization and the Centers for Disease Control and Prevention. We are monitoring the situation closely and are poised to promptly re-start production at closed facilities as soon as OEM and dealer partners see a less restricted consumer environment,” commented Jason Lippert, LCI Industries’ President and Chief Executive Officer.

Ryan Smith, LCI Industries’ Senior Vice President of Operations commented, “Our team’s ability to come together and react quickly to increasing regulatory mandates and production suspensions by our key customers is a testament to the strength of LCI as an organization and the culture we have built. I could not be prouder of the extraordinary effort from our executive leadership to the men and women leading on the front lines of our operations.”

“While we had a strong start to the first quarter, the uncertainties around the ultimate impact of COVID-19 are not clear at this point. As a result, we are making quick and prudent changes to the business to ensure we remain nimble as an organization to mitigate downside risk in a lower demand environment. We believe that our cash flow generation capabilities, coupled with a strong and flexible balance sheet, supported by current cash on hand and available borrowings on our existing revolving credit facility of approximately $240 million, will enable us to enhance our position as the leader in the various markets we serve during these difficult times,” Lippert continued. “I remain extremely confident in our team’s ability to operate efficiently through this crisis. This leadership team has been together more than 20 years and has a proven ability to navigate challenging operating environments, such as September 11th and the 2008 great recession. In those times, we have always emerged faster and stronger than our supply side peers. Rest assured, we are taking the necessary steps to protect our team members, provide excellent support for our customers and dealers, and preserve long-term value for our shareholders.”

About LCI Industries

From over 90 manufacturing and distribution facilities located throughout North America and Europe, LCI Industries, through its wholly-owned subsidiary, LCI, supplies, domestically and internationally, a broad array of highly engineered components for the leading OEMs in the recreation and transportation product markets, consisting of recreational vehicles and adjacent industries, including buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies engineered components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors, and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; entry, luggage, patio, and ramp doors; furniture and mattresses; electric and manual entry steps; awnings and awning accessories; towing products; truck accessories; electronic components; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock, the impact of legal proceedings, and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), capital expenditures, tax rate, cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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